UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415-651-3316

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Follow-On Public Offering

On November 18, 2025, Olema Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering of 10,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $19.00 per share of Common Stock. The closing of the offering is expected to occur on November 20, 2025, subject to the satisfaction of customary closing conditions. In addition, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to 1,500,000 additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions. The gross proceeds to the Company from the offering will be approximately $190.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, and assuming no exercise of the Underwriters’ option to purchase additional shares.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 and accompanying prospectus (File No. 333-284146), filed with the Securities and Exchange Commission, and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in their entirety by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of Common Stock in the offering is attached as Exhibit 5.1 hereto.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “anticipate,” “believe,” “could,” “expect,” “goal,” “may,” “plan,” “potential,” “seek,” “upcoming,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations with respect to the completion of the offering and the expected gross proceeds from the offering. Because such statements deal with future events and are based on Olema’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of Olema could differ materially from those described in or implied by the statements in this Current Report on Form 8-K. These forward-looking statements are subject to risks and uncertainties, including, without limitation, those discussed in the section titled “Risk Factors” in Olema’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and other filings and reports that Olema makes from time to time with the U.S. Securities and Exchange Commission. Except as required by law, Olema assumes no obligation to update these forward-looking statements, including in the event that actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and between the Company and TD Securities (USA) LLC, as representative of the several underwriters named therein, dated November 18, 2025.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olema Pharmaceuticals, Inc.

Date: November 19, 2025	By:	/s/ Shane Kovacs
Shane Kovacs Chief Operating and Financial Officer